UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2025, Senmiao Technology Limited (the “Company”) entered into a securities purchase agreement (the “Agreement”) with certain accredited investors (the “Investors”) providing for the issuance of 1,350,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), and pre-funded warrants to purchase 905,000 shares of the Common Stock, at a purchase price of $1.26 per share, in a registered direct offering for aggregate gross proceeds of approximately $2.8 million, before deducting offering fees and expenses. The closing of the sale of the Shares is expected to occur on or about November 17, 2025, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for general corporate purposes and working capital.

The Shares described above are being offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-274749), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on September 29, 2023.

The Company also agreed to issue to the Investors, in a separate private placement, warrants to purchase up to 4,510,000 shares (the “Warrant Shares”) of the Common Stock (the “Warrants”). The Warrants may be issued by the Company upon the receipt of the stockholder’s approval (the “Stockholder Approval”), and will have a term of five and a half (5.5) years, exercisable immediately upon issuance at an exercise price of $1.26 per share. For the purpose of obtaining the Stockholder Approval, the Company shall hold a special meeting of the stockholders (the “Special Meeting”) within 45 calendars days following the closing of sale of the Shares.

The Warrants and the Warrants Shares being offered in a separate private placement will be offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) and/or Rule 506(d) of Regulation D of the Securities Act. After the issuance of the Warrants, the Company shall file with the SEC certain registration statement on Form S-1 solely for the purpose of registering the resale of the Warrant Shares within 30 days after the date of the Special Meeting, assuming the stockholder approval is obtained.

The foregoing description of the Agreement and the Warrants do not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Warrants, a copy of each document is filed herewith as Exhibit 10.1 and Exhibit 4.1, respectively, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrants
4.2	Form of Pre-funded Warrants
5.1	Opinion of Flangas Law Group
10.1	Form of Securities Purchase Agreement by and among the Company and the Purchasers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENMIAO TECHNOLOGY LIMITED

Date: November 14, 2025	By:	/s/ Xiaoyuan Zhang
	Name:	Xiaoyuan Zhang
	Title:	Chief Financial Officer